Exhibit 10.18

Tenrox/PowerSteering Software, 275-531 Armand-Frappier Boulevard, Laval, Quebec—Page 1

LEASE AGREEMENT

THIS LEASE AGREEMENT is made as of this 5th day of November, 2012, between A.R.E. QUEBEC NO. 2, INC., a company incorporated under the Companies Act (Quebec) (“Landlord”), and TENROX INC., a corporation organized under the Canada Business Corporations Act, doing business as Power Steering Software (“Tenant”).

BASIC LEASE PROVISIONS

Address:	275-531 Armand-Frappier Boulevard, Laval, Quebec, Canada

Premises:	The approximately 16,987 rentable square feet in Block D of the building (“Building”) included in the Project, as more particularly described in Exhibit A.

Project:	The real property on which the Building is located, together with all improvements thereon and appurtenances thereto as described in Exhibit B.

Base Rent:	$222,860.00 per annum ($18,571.67 monthly).

“Lease Year” is defined as the 12-month period commencing on the Rent Commencement Date, or commencing on any anniversary of the Rent Commencement Date, except that if the Rent Commencement Date does not occur on the first day of a calendar month, then Lease Year 1 shall commence on the Rent Commencement Date and end on the last day of the twelfth full calendar month next following the Rent Commencement Date, and each consecutive 12-month period thereafter shall be a Lease Year.

Security Deposit: None.

Commencement Date: November 17, 2012.

Rent Commencement Date: February 1, 2013.

Term: A term of 3 years and 2 months, beginning on the Commencement Date and ending on January 31, 2016, subject to
Section 2(c).

Permitted Use: Research and development for computer software applications and/or office use, consistent with the character of the Project and otherwise in compliance with the provisions of Section 7 hereof.

Address for Rent Payment:	Landlord’s Notice Address:
P.O. Box 975383	385 East Colorado Boulevard, Suite 299
Dallas, TX 75397-5383	Pasadena, CA 91101
Attention: Corporate Secretary

Tenant’s Notice Address:

Tenrox Inc.

275 Armand-Frappier Boulevard

Laval, Quebec, Canada

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The following Exhibits and Addenda are attached hereto and incorporated herein by this reference:

EXHIBIT A - DESCRIPTION OF PREMISES

EXHIBIT B - DESCRIPTION OF PROJECT

EXHIBIT C - OMITTED

EXHIBIT D - ACKNOWLEDGEMENT OF COMMENCEMENT DATE

EXHIBIT E - RULES AND REGULATIONS

EXHIBIT F - ROOF RIGHTS

1. Lease of Premises. Upon and subject to all of the terms and conditions hereof, Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord together with the right to use the common access drive for the Project. Landlord reserves the right to modify the common access drive, provided that such modifications do not materially adversely affect Tenant’s access to the Premises.

2. Delivery; Acceptance of Premises; Commencement Date; Termination Right.

(a) Delivery; Commencement Date. Landlord shall use reasonable efforts to deliver the Premises to Tenant on or before the Commencement Date. Upon request of Landlord, Tenant shall execute and deliver a written acknowledgment of the Commencement Date, the Rent Commencement Date and the expiration date of the Term when such are established in the form of the “Acknowledgement of Commencement Date” attached to this Lease as Exhibit D; provided, however, Tenant’s failure to execute and deliver such acknowledgment shall not affect Landlord’s rights hereunder. The “Term” of this Lease shall be the Base Term, as defined above in the Basic Lease Provisions.

Except for the cleaning of the carpet in the Premises, which Landlord shall complete, at Landlord’s expense prior to the Commencement Date: (i) Tenant shall accept the Premises in their condition as of the Commencement Date, subject to all applicable Legal Requirements (as defined in Section 7 hereof); (ii) Landlord shall have no obligation for any defects in the Premises; and (iii) Tenant’s taking possession of the Premises shall be conclusive evidence that Tenant accepts the Premises and that the Premises were in good condition at the time possession was taken. Any occupancy of the Premises by Tenant before the Commencement Date shall be subject to all of the terms and conditions of this Lease, including, in the event Tenant conducts business therein, the obligation to pay Rent.

Tenant agrees and acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of all or any portion of the Premises or the Project, and/or the suitability of the Premises or the Project for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Premises or the Project are suitable for the Permitted Use. This Lease constitutes the complete agreement of Landlord and Tenant with respect to the subject matter hereof and supersedes any and all prior representations, inducements, promises, agreements, understandings and negotiations which are not contained herein. Landlord in executing this Lease does so in reliance upon Tenant’s representations, warranties, acknowledgments and agreements contained herein.

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(b) Early Access. Landlord hereby agrees to permit Tenant access to the Premises, at Tenant’s sole risk and expense, after the date of execution of this Lease and prior to the Commencement Date to perform any work (“Tenant’s Work”) required by Tenant, including measurements, painting, installation of server room wiring, and air conditioning, provided that such Tenant’s Work is coordinated with Landlord’s carpet cleaning, and complies with this Lease (including the requirements of Section 12 below) and all other reasonable restrictions and conditions Landlord may impose, all such access shall be during normal business hours or at such other times as are reasonably designated by Landlord. Notwithstanding the foregoing, Tenant shall have no right to enter onto the Premises or the Project unless and until Tenant shall deliver to Landlord evidence reasonably satisfactory to Landlord demonstrating that the insurance required by this Lease is in full force and effect. Any entry by Tenant shall comply with all established safety practices of Landlord. Without limitation of the provisions of this Lease, Tenant shall defend with counsel reasonably acceptable by Landlord, indemnify and hold Landlord harmless from and against any loss of or damage to property, completed work, fixtures, equipment, materials or merchandise, and from liability for death of, or injury to, any person, caused by the act or omission of Tenant or any Tenant Party in the exercise of its rights hereunder.

(c) Termination Right. Provided that Tenant is not in Default hereunder at the time of notice or termination hereunder, Tenant shall have the right (“Termination Right”), effective as of December 1, 2014, to terminate this Lease on the terms set forth herein upon delivery to Landlord of no less than 5 months’ prior written notice of termination delivered on or before July 1, 2014 (“Termination Notice”), without premium or penalty. The Termination Right is personal to Tenant and is not assignable without Landlord’s consent, which may be granted or withheld in Landlord’s sole discretion separate and apart from any consent by Landlord to an assignment of Tenant’s interest in this Lease.

3. Rent.

(a) Base Rent. Tenant shall pay to Landlord in advance, monthly installments of Base Rent on or before the first day of each calendar month during the Term hereof in lawful money of Canada, at the office of Landlord for payment of Rent set forth above, or to such other person or at such other place as Landlord may from time to time designate in writing. Payments of Base Rent for any fractional calendar month shall be prorated. The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Tenant shall have no right at any time to abate, reduce, or set-off any Rent (as defined below) due hereunder except for any abatement as may be expressly provided in this Lease. Base Rent, together with any and all other amounts Tenant assumes or agrees to pay under the provisions of this Lease, including without limitation, any and all other sums that may become due by reason of any default of Tenant or failure to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant, after any applicable notice and cure period, are referenced in this Lease as “Rent”. Other than Base Rent and the tax upon Rent specified in Section 3(b) below, Tenant shall have no obligation to pay any amounts to Landlord hereunder for the maintenance, repair or replacement of the Project or any parts thereof (except for damage thereto caused by Tenant or any Tenant Party), or for any taxes relating thereto save and except for those other expenses specified herein as “Additional Rent”,

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(b) Tax Upon Rent. Tenant will pay all goods and services taxes, sales taxes, value added taxes and any other existing or future tax of a similar nature whether or not now within the contemplation of the parties, which may be imposed by any Governmental Authority (as defined in Section 9) (including without limitation the taxes commonly known as the goods and services tax (GST) and/or any harmonized sales tax payable under the Excise Tax Act (Canada) or any replacement legislation), with respect to any Rent or other amounts payable by Tenant pursuant to this Lease, or in respect of goods and services furnished or provided by Landlord to Tenant, or in respect of the rental of space under this Lease, however such taxes are characterized and regardless of whether such taxes are remitted to Landlord directly or to a third party on Landlord’s behalf. The amount of such taxes shall be calculated in accordance with the applicable legislation and shall be paid to Landlord contemporaneously with the payment of the amounts in respect of which such taxes are payable, or if imposed in respect of items other than amounts payable hereunder in accordance with the applicable legislation. Taxes payable by Tenant pursuant to this paragraph shall be deemed not to constitute Rent for purposes of calculation of the taxes herein contemplated.

4. Omitted.

5. Omitted.

6. Omitted.

7. Use. The Premises shall be used solely for the Permitted Use set forth in the Basic Lease Provisions, and in compliance with all laws, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions now or hereafter applicable to the Premises, and to the use and occupancy thereof (collectively, “Legal Requirements” and each, a “Legal Requirement”). Tenant shall, upon 5 days’ written notice from Landlord, commence and diligently prosecute to completion the discontinuance of any use of the Premises which is declared by any federal, provincial, regional, municipal, local or other governmental authority or agency, including, without limitation, quasi-public agencies (collectively, “Governmental Authority”) having jurisdiction to be a violation of a Legal Requirement, unless Tenant is actively contesting any such determination in good faith and by appropriate legal proceedings, provided that Tenant first gives Landlord appropriate assurance reasonably satisfactory to Landlord against any loss, cost or expense on account thereof, and further provided such contest shall not subject Landlord to criminal penalties or civil sanctions, loss of property or civil liability. Tenant will not use or permit the Premises to be used for any purpose or in any manner that would void Tenant’s or Landlord’s insurance. Tenant shall reimburse Landlord promptly upon demand for any additional premium charged for any insurance policy maintained by Landlord with respect to the Project, to the extent that Tenant is otherwise expressly required to reimburse Landlord for the cost of such policy under the terms of this Lease, by reason of Tenant’s failure to comply with the provisions of this Section or otherwise caused by Tenant’s use and/or occupancy of the Premises. Tenant will use the Premises in a careful, safe and proper manner and will not commit or permit waste, overload the floor or structure of the Premises, subject the Premises to use that would damage the Premises or use or allow the Premises to be used for any unlawful purpose.

Tenant, at its sole expense, shall make any alterations or modifications to the Premises that are required by Legal Requirements. Notwithstanding any other provision herein to the contrary, Tenant shall be responsible for any and all demands, claims, liabilities, losses, costs, expenses, actions, causes of action, damages or judgments, and all reasonable expenses incurred in investigating or resisting the same (including, without limitation, reasonable legal fees, charges and disbursements and costs of suit) (collectively, “Claims”) arising out of or in connection with Legal Requirements, and Tenant shall indemnify, defend, hold and save Landlord harmless from and against any and all Claims arising out of or in connection with any failure of the Premises to comply with any Legal Requirement.

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8. Holding Over. If Tenant remains in possession of the Premises after the expiration or earlier termination of the Term without the express written consent of Landlord, (A) there shall be no tacit renewal of this Lease and Tenant shall become a tenant at sufferance upon the terms of this Lease except that the monthly rental shall be equal to 150% of Rent in effect during the last 30 days of the Term, and (B) following 30 days of such holding over, Tenant shall be responsible for all damages suffered by Landlord resulting from or occasioned by Tenant’s holding over, including consequential damages. Notwithstanding Article 1879 of the Civil Code of Quebec, no holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Section 8 shall not be construed as consent for Tenant to retain possession of the Premises. Acceptance by Landlord of Rent after the expiration of the Term or earlier termination of this Lease shall not result in a renewal or reinstatement of this Lease.

9. Omitted.

10. Parking. Subject to all matters of record, Force Majeure, a Taking (as defined in Section 19 below), Landlord’s reasonable rules and regulations, and the exercise by Landlord of its rights hereunder, Tenant, its employees, agents, mandataries and invitees, shall have the right, in common with other tenants of the Project, to park in up to 80 spaces on the surface parking areas to the west of the common drive as shown on Exhibit A-1 hereto. Landlord shall not be responsible for enforcing Tenant’s parking rights against any third parties, including other tenants of the Project or for enforcing any such reservation of parking spaces. If Tenant identifies any unauthorized vehicles in the garage or surface parking areas which interfere with Tenant’s rights hereunder, Tenant may give Landlord notice thereof, and Landlord shall thereupon use reasonable efforts to address the same in accordance with the rules and regulations of the Project, subject to the rights of other tenants of the Project.

11. Utilities and Services. The cost of hydro-electricity, water, snow removal and other customary Building related maintenance, repair and replacement costs (except for damage caused by Tenant or any Tenant Party) as well as real estate taxes shall be included in Base Rent hereunder. Landlord shall provide snow removal services for the Project, including the parking area described in Section 10 above.

12. Alterations and Tenant’s Property. Any alterations, additions, or improvements made to the Premises by or on behalf of Tenant, but excluding installation, removal or realignment of Tenant’s personal property and equipment not involving any modifications to the structure or connections (other then by ordinary plugs or jacks) to Building Systems (as defined in Section 14) (“Alterations”), shall be subject to Landlord’s prior written consent, which consent shall not be unreasonably withheld or delayed. Tenant may construct nonstructural Alterations in the Premises without Landlord’s prior approval if the cost of any single Alteration does not exceed $10,000.00 and the aggregate cost of all such work in any 12 month period does not exceed $10,000.00 (a “Notice-Only Alteration”), provided Tenant notifies Landlord in writing of such intended Notice-Only Alteration, and such notice shall be accompanied by plans, specifications, work contracts and such other information concerning the nature and cost of the Notice-Only Alteration as may be reasonably requested by Landlord, which notice and accompanying materials shall be delivered to Landlord not less than 10 business days in advance of any proposed construction; provided, that for Alterations the cost of which is less than $5,000.00, Tenant may deliver notice to Landlord following the completion of the Alteration and need only deliver to Landlord the plans and specifications therefor. If Landlord approves any Alterations, Landlord may impose such conditions related to the proposed Alteration on Tenant in connection with the commencement, performance and completion of such Alterations as Landlord may deem appropriate in Landlord’s reasonable discretion. Any request for approval shall be in writing, delivered not less than 10 business days in advance of any proposed construction, and accompanied by plans, specifications, bid proposals, work contracts and such other information concerning the nature and cost of the alterations as may be reasonably requested by Landlord, including the identities and

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mailing addresses of all persons performing work or supplying materials; provided that Tenant may submit schematic drawings for Landlord’s approval as described below before submitting the entire package of materials described in this sentence. Alterations shall not be removed by Tenant at any time during the Term and shall remain upon and be surrendered with the Premises as a part thereof in accordance with Section 27 following the expiration or earlier termination of this Lease, unless Landlord requires such removal as a condition to the approval of the Alteration. To request Landlord’s approval, Tenant shall provide to Landlord schematic drawings for the Alteration and Landlord shall respond with its comments on such drawings within 10 business days after receipt thereof. Such approval is also subject to Landlord’s subsequent 10 business day review and approval of the construction drawings and specifications for the proposed Alteration. Landlord shall be required to approve the Alteration and the construction drawings and specifications, if (i) Landlord had previously approved the schematic drawings, and (ii) the construction drawings and specifications reflect the same Alteration as such schematic drawings. If Landlord disapproves of either the schematic drawings or the construction drawings and specifications, it shall provide Tenant with reasonably detailed reasons therefore, which shall be consistent with the standards for approval described above. Landlord’s failure to approve or disapprove Tenant’s proposed Alterations within 10 business days following Landlord’s receipt of Tenant’s request for approval, and Tenant’s delivery to Landlord of a second 5 business day reminder notice thereof, shall constitute Landlord’s approval of the Alterations. Landlord’s right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to ensure that such plans and specifications or construction comply with applicable Legal Requirements. Tenant shall cause, at its sole cost and expense, all Alterations to comply with insurance requirements and with Legal Requirements and shall implement at its sole cost and expense any alteration or modification required by Legal Requirements as a result of any Alterations. Tenant shall pay to Landlord, as Additional Rent, on demand an amount equal to 3% of all charges incurred by Tenant or its contractors or agents in connection with any Alteration to cover Landlord’s overhead and expenses for plan review, coordination, scheduling and supervision for any Alteration having a cost of $25,000.00 or more (provided that such charges shall not be made for Tenant’s initial Alterations of the Premises, except for the cost of any required third party consultants). Before Tenant begins any Alteration, Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law. Tenant shall reimburse Landlord for, and indemnify and hold Landlord harmless from, any expense incurred by Landlord by reason of faulty work done by Tenant or its contractors, delays caused by such work, or inadequate cleanup. Landlord may not charge any costs or charges for plan review, coordination, supervision or otherwise for any Alterations constructed by Tenant prior to the Rent Commencement Date.

Tenant shall furnish security or make other arrangements reasonably satisfactory to Landlord to assure payment for the completion of all Alterations work free and clear of Liens (which term shall include, without limitation, for all purposes of this Lease, hypothecs (legal or conventional) and prior claims), and shall provide (and cause each contractor or subcontractor to provide) certificates of insurance for liability and also either obtain a standalone builder’s risk insurance policy or arrange coverage for improvements under construction as part of Tenant’s property insurance policy required pursuant to Section 17(a) (except that such builder’s risk insurance shall not be required for Notice-Only Alterations) in commercially reasonable amounts and from an insurance company reasonably satisfactory to Landlord protecting Landlord against liability for personal injury or property damage during construction. Upon completion of any Alterations, Tenant shall deliver to Landlord: (i) sworn statements from a senior officer of the Tenant setting forth that all Alterations have been completed in accordance with the plans and specifications approved by the Landlord, all accounts in respect of same have been paid in full and that the period pursuant to the Civil Code of Quebec within which workmen, material suppliers, contractors or subcontractors in connection with the completion of the Alterations may register a legal

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hypothec for unpaid work or services or materials supplied with no legal hypothec having been registered is expired, and the names of all contractors and subcontractors who did the work; (ii) a clearance certificate issued under the Act respecting industrial accidents and the Occupational Health and Safety Act (Quebec) in respect of each contractor and subcontractor who did work in connection with the Alterations; and (iii) “as built” plans for any such Alteration.

All leasehold improvements now or hereafter built into the Premises so as to become an integral part of the Premises (collectively, “Installations”), shall be and shall remain the property of Landlord during the Term and following the expiration or earlier termination of the Term, shall not be removed by Tenant at any time during the Term and shall remain upon and be surrendered with the Premises as a part thereof in accordance with Section 28 following the expiration or earlier termination of this Lease; provided, however, that Landlord shall, at the time its approval of such Installation is requested and if Tenant so requests, notify Tenant if it has elected to cause Tenant to remove such Installation upon the expiration or earlier termination of this Lease due to the unusual expense required to remove such Installation to readapt the Premises for subsequent use. If Landlord so elects, Tenant shall remove such Installation upon the expiration or earlier termination of this Lease and restore any damage caused by or occasioned as a result of such removal. Except for the Installations, Tenant may remove Tenant’s moveable personal property and equipment from the Premises (“Tenant’s Personal Property”) at any time, provided that Tenant, when removing any of Tenant’s Personal Property which was plumbed, wired or otherwise connected to any of the Building Systems, shall cap off all such connections behind the walls of the Premises and repair any holes. The standards for Landlord’s approval and the approval process for proposed installations of Tenant’s Personal Property during the Term shall be those described in Section 12 for Alterations.

13. Landlord’s Repairs. Landlord shall maintain at its own cost and expense the structure, foundations, reinforced concrete floors, inside and outside bearing walls, exterior walls, roof (including both structural and non-structural elements thereof), concrete footings, supporting beams and columns, exterior, parking and other common areas of the Project, and all HVAC, plumbing, electrical, fire sprinklers, elevators and all other building systems serving the Premises (“Building Systems”), in good repair, reasonable wear and tear and uninsured losses and damages caused by Tenant, or by any of Tenant’s agents, mandataries, servants, employees, invitees and contractors (collectively, “Tenant Parties”) excluded. Losses and damages caused by Tenant or any Tenant Party shall be repaired by Landlord, to the extent not covered by insurance, at Tenant’s sole cost and expense. Landlord reserves the right to stop Building Systems services when necessary (i) by reason of accident or emergency, or (ii) for planned repairs, alterations or improvements, which are, in the judgment of Landlord, desirable or necessary to be made, until said repairs, alterations or improvements shall have been completed. Landlord shall have no responsibility or liability for failure to supply Building Systems services during any such period of interruption; provided, however, that Landlord shall, except in case of emergency, make a commercially reasonable effort to give Tenant 24 hours advance notice of any planned stoppage of Building Systems services for routine maintenance, repairs, alterations or improvements. Tenant shall promptly give Landlord written notice of any repair required by Landlord pursuant to this Section, after which Landlord shall have a reasonable opportunity to effect such repair. Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after Tenant’s written notice of the need for such repairs or maintenance. Landlord shall use reasonable efforts to minimize interference with Tenant’s operations in the Premises during the performance of work hereunder Tenant waives its rights under any state or local law to terminate this Lease or to make such repairs at Landlord’s expense and agrees that the parties’ respective rights with respect to such matters shall be solely governed by the provisions of this Lease. Repairs required as the result of fire, earthquake, flood, vandalism, war, or similar cause of damage or destruction shall be controlled by Section 18.

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14. Tenant’s Compliance. At Tenant’s sole cost and expense, Tenant shall perform and comply with all Legal Requirements applicable to Tenant’s particular use of the Premises, whether or not the same shall now exist or shall hereafter be enacted or promulgated, and whether or not the same are within the present contemplation of Landlord or Tenant, provided that Landlord shall perform and comply with all Legal Requirements generally applicable to the Project. At Tenant’s sole cost and expense, Tenant shall comply with all provisions of all contracts, agreements, instruments and restrictions affecting the Premises or any part thereof or its ownership, occupancy, use, operation or possession; provided that Landlord shall not enter into or consent to the creation of any such matter which would diminish or adversely affect the rights of Tenant under this Lease or impose any obligations upon Tenant without the written consent of Tenant, which may be withheld in Tenant’s sole discretion. Save as indicated in this Lease, Landlord has no knowledge of any such agreements or restrictions existing at the date of execution hereof.

15. Legal Hypothecs. Tenant shall promptly pay all its contractors, suppliers and workmen for any work or services performed or materials supplied which might give rise to a legal hypothec or other encumbrance and shall ensure that no legal hypothec or other encumbrance is registered against the Premises and the Project or any part thereof or the Tenant’s interest in this Lease with regard to or arising from any work or services performed or goods or materials furnished to or for the benefit of the Tenant, or by reason of any other cause or matter attributable to the Tenant. Should a legal hypothec or other encumbrance be registered against the Premises and the Project or any part thereof or the Tenant’s interest in this Lease by reason of any cause or matter attributable to the Tenant, the Tenant shall discharge, by bond or otherwise, any legal hypothec or encumbrance against the Premises or against the Project within 15 days after its registration, at Tenant’s sole cost and shall otherwise keep the Premises and the Project free from any legal hypothec or encumbrance arising out of work or services performed, materials supplied or obligations incurred by Tenant. Should Tenant fail to discharge, bond over, or post a letter of credit with Landlord with respect to any legal hypothec or encumbrance described herein, Landlord shall have the right, but not the obligation, to pay such claim and take such actions as it deems appropriate in order to cause the immediate discharge thereof (which payments and actions may, without limitation, include the payment of the amounts secured by such legal hypothec or encumbrance into court or directly to the beneficiary of the legal hypothec or encumbrance) and the cost thereof shall be immediately due from Tenant as Additional Rent. If Tenant shall lease or finance the acquisition of equipment, furnishings, or other personal property of a removable nature utilized by Tenant in the operation of Tenant’s business, Tenant warrants that any registrations filed as a matter of public record by any lessor or creditor of Tenant will upon its face or by exhibit thereto indicate that such registration is applicable only to removable personal property of Tenant located within the Premises. In no event shall the address of the Project be furnished on the registration without qualifying language as to applicability of the lien or hypothec only to removable personal property, located in an identified suite held by Tenant.

16. Indemnification. Tenant hereby indemnifies and agrees to defend, save and hold Landlord harmless from and against any and all Claims for injury or death to persons or damage to property occurring within or about the Premises, except to the extent caused by the willful misconduct or gross negligence of Landlord. Without limiting Landlord’s obligations under Section 31, Landlord shall not be liable to Tenant for, and Tenant assumes all risk of damage to, personal property (including, without limitation, loss of records kept within the Premises). Tenant further waives any and all Claims for injury to Tenant’s business or loss of income relating to any such damage or destruction of personal property (including, without limitation, any loss of records). Landlord shall not be liable for any damages arising from any act, omission or neglect of any other third party.

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17. Insurance. (a) Tenant shall, at Tenant’s sole cost and expense, maintain valid and enforceable all risk property and, if applicable, sprinkler damage insurance covering the full replacement cost of the Improvements and Personal Property. Tenant, at Tenant’s sole cost and expense, shall maintain such other insurance and additional coverages as Landlord may reasonably deem necessary, including, but not limited to, flood, earthquake, loss or failure of building equipment, errors and omissions (as a coverage feature of the property insurance policy), business interruption, workers’ compensation insurance and fidelity bonds for employees employed to perform services (which fidelity bonds shall not be required to be in place prior to 60 days following the date of this Lease). Any insurance policies required by this Section 17(a) shall name the Landlord Parties (as defined below) as insureds as their interests may appear, and loss payee as to the Improvements. Landlord acknowledges that Landlord has no interest in Tenant’s Personal Property, and all indemnities payable for losses or damages thereto by Tenant’s insurer shall be paid solely to Tenant.

(a) Tenant, at its sole cost and expense, shall also maintain during the Term: all risk property insurance with business interruption and extra expense coverage, covering the full replacement cost of Tenant’s Personal Property; commercial general liability insurance, with a minimum limit of not less than $1,000,000.00/$2,000,000.00 aggregate for bodily injury and property damage with respect to the Premises. The commercial general liability insurance policy shall name Landlord, its officers, directors, employees, managers, agents, mandataries, invitees and contractors (collectively, “Landlord Parties”), as additional insureds. The commercial general liability insurance policy shall insure on an occurrence and not a claims-made basis.

(b) Any insurance policies required by Sections 17(a) and 17(b) shall be issued by insurance companies which have a rating satisfactory to Landlord; shall not be cancelable for nonpayment of premium unless 30 days prior written notice shall have been given to Landlord from the insurer; contain a hostile fire endorsement and a contractual liability endorsement; and provide primary coverage to Landlord (any policy issued to Landlord providing duplicate or similar coverage shall be deemed excess over Tenant’s policies). Copies of such policies (if available), or certificates of insurance showing the limits of coverage required hereunder and showing Landlord as an additional insured on the commercial general liability policy and as loss payee on the property insurance policy, along with reasonable evidence of the payment of premiums for the applicable period, shall be delivered to Landlord by Tenant upon commencement of the Term and upon each renewal of said insurance. Tenant’s policy may be a “blanket policy” with an aggregate per location endorsement which specifically provides that the amount of insurance shall not be prejudiced by other losses covered by the policy. Tenant shall, at least 5 days prior to the expiration of such policies, furnish Landlord with renewal certificates.

In each instance where insurance is to name Landlord as an additional insured, Tenant shall upon written request of Landlord also designate and furnish certificates so evidencing Landlord as additional insured to: (i) any lender of Landlord holding a security interest in the Project or any portion thereof, and (ii) any management company retained by Landlord to manage the Project (but this clause (ii) shall not be construed to give Landlord or any such management company any rights to control the operation of the Project that are not provided in this Lease).

Landlord shall subscribe for and maintain throughout the Term, at its own cost and expense, all risk property insurance covering the full replacement cost of the Building, and commercial general liability insurance in commercially customary amounts.

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The property insurance obtained by each of Landlord and Tenant shall include a waiver by the insurer of subrogation and of all rights based upon an assignment from its insured, against the other party and its respective officers, directors, employees, managers, agents, mandataries, invitees and contractors (“Related Parties”), in connection with any loss or damage thereby insured against. Neither party nor its respective Related Parties shall be liable to the other for loss or damage caused by any risk insured against under property insurance required to be maintained hereunder or otherwise maintained by either party and covering the Building or the Premises, and each party waives any claims against the other party, and its respective Related Parties, for such loss or damage. The failure of a party to insure its property shall not void this waiver. Landlord and its respective Related Parties shall not be liable for, and Tenant hereby waives all claims against such parties for, business interruption and losses occasioned thereby sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Premises or the Project from any cause whatsoever. If the foregoing waivers shall contravene any law with respect to exculpatory agreements, the liability of Landlord or Tenant shall be deemed not released but shall be secondary to the other’s insurer.

Landlord may require insurance policy limits to be raised to conform with commercially reasonable requirements of Landlord’s institutional lender and/or to bring coverage limits to commercially prevailing amounts that may from time to time be applicable to property similar to the Project located in the vicinity.

18. Restoration. If, at any time during the Term, the Project or the Premises are damaged or destroyed by a fire or other insured casualty, Landlord shall notify Tenant within 30 days after discovery of such damage as to the amount of time Landlord reasonably estimates it will take to restore the Project or the Premises, as applicable (the “Restoration Period”). If the Restoration Period is estimated to exceed 6 months (3 months in the final 12 months of the Term) (the “Maximum Restoration Period”), Landlord may, in such notice, elect to terminate this Lease as of the date that is 30 days (as extended by any period necessary to obtain Hazardous Materials Clearances [as defined below]) after the date of such damage or destruction; provided, however, that notwithstanding Landlord’s election to restore, Tenant may elect to terminate this Lease as of the date that is 30 days (as extended by any period necessary to obtain Hazardous Materials Clearances) after the date of damage or destruction by written notice to Landlord delivered within 5 business days of receipt of a notice from Landlord estimating a Restoration Period for the Premises longer than the Maximum Restoration Period. Unless either Landlord or Tenant so elects to terminate this Lease, Landlord shall, subject to receipt of sufficient insurance proceeds, promptly restore the Premises (excluding the improvements installed by Tenant or by Landlord and paid for by Tenant), subject to delays arising from the collection of insurance proceeds, from Force Majeure events or as needed to obtain any license, clearance or other authorization of any kind required to enter into and restore the Premises issued by any Governmental Authority having jurisdiction over the use, storage, handling, treatment, generation, release, disposal, removal or remediation of Hazardous Materials (as defined in Section 30) in, on or about the Premises (collectively referred to herein as “Hazardous Materials Clearances”), if any; provided, however, that if repair or restoration of the Premises is not substantially complete as of the end of the Maximum Restoration Period or, if longer, the Restoration Period, Landlord may, in its sole and absolute discretion, elect not to proceed with such repair and restoration or Tenant may by written notice to Landlord delivered within 5 business days of the expiration of the Maximum Restoration Period or, if longer, the Restoration Period, elect to terminate this Lease, in which event Landlord shall be relieved of its obligation to make such repairs or restoration and this Lease shall terminate as of the date that is 75 days after the later of: (i) discovery of such damage or destruction, or (ii) the date all required Hazardous Materials Clearances for which Tenant is responsible under this Lease are obtained, but Landlord shall retain any Rent paid and the right to any Rent payable by Tenant prior to such election by Landlord or Tenant.

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Notwithstanding the foregoing, either Landlord or Tenant may terminate this Lease as of the date that is 30 days (as extended by any period necessary to obtain Hazardous Materials Clearances for which Tenant is responsible under this Lease) after the date of damage or destruction if the Premises are damaged during the last 1 year of the Term and Landlord reasonably estimates that it will take more than 2 months to repair such damage, or if insurance proceeds are not available for such restoration.

Tenant, at its expense, shall promptly perform, subject to delays arising from the collection of insurance proceeds, from Force Majeure (as defined in Section 34) events or the need to obtain Hazardous Material Clearances for which Tenant is responsible under this Lease, if any, all repairs or restoration not required to be done by Landlord and shall promptly re-enter the Premises and commence doing business in accordance with this Lease. Rent shall be abated from the date all Hazardous Material Clearances for which Tenant is responsible under this Lease (if any are required) are obtained until the Premises are repaired and restored, in the proportion which the area of the Premises, if any, which is not usable by Tenant bears to the total area of the Premises, unless Landlord provides Tenant with other space during the period of repair that is suitable for the temporary conduct of Tenant’s business. Such abatement shall be the sole remedy of Tenant, and except as provided in this Section 18, Tenant waives any right to terminate the Lease by reason of damage or casualty loss except as expressly provided in this Section 18.

The provisions of this Lease, including this Section 18, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, or any other portion of the Project, and any statute or regulation which is now or may hereafter be in effect shall have no application to this Lease or any damage or destruction to all or any part of the Premises or any other portion of the Project, the parties hereto expressly agreeing that this Section 18 sets forth their entire understanding and agreement with respect to such matters.

19. Condemnation. If the whole or any material part of the Premises or the Project is taken or expropriated for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a “Taking” or “Taken”), and the Taking would either prevent or materially interfere with Tenant’s use of the Premises (including a material reduction of space which would result in Tenant being unable to provide adequate space for its existing and projected employees) or materially interfere with or impair Landlord’s ownership or operation of the Project, then upon written notice by either party to the other, this Lease shall terminate and Rent shall be apportioned as of said date. If part of the Premises shall be Taken, and this Lease is not terminated as provided above, Landlord shall promptly restore the Premises and the Project as nearly as is commercially reasonable under the circumstances to their condition prior to such partial Taking and the rentable square footage of the Building, the rentable square footage of the Premises, parking, and the Rent payable hereunder during the unexpired Term shall be reduced to such extent as may be fair and reasonable under the circumstances. Upon any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant’s interest, if any, in such award. Tenant hereby waives any and all rights it might otherwise have pursuant to any provision of law to terminate this Lease upon a partial Taking of the Premises or the Project.

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20. Events of Default. Each of the following events shall be a default (“Default”) by Tenant under this Lease:

(a) Payment Defaults. Tenant shall fail to pay any installment of Rent or any other payment hereunder more than 5 days after notice from Landlord of the date when due, provided that Landlord shall not be required to provide such notice more than twice in any 12-month period under this Lease.

(b) Insurance. Any insurance required to be maintained by Tenant pursuant to this Lease shall be canceled or terminated or shall expire or shall be reduced or materially changed and Tenant shall not replace the same at least 10 days before the effective date of such cancellation or reduction, or Landlord shall receive a notice of nonrenewal of any such insurance and Tenant shall fail to obtain replacement insurance at least 20 days before the expiration of the current coverage.

(c) Improper Transfer. Tenant shall assign, sublease or otherwise transfer all or any portion of Tenant’s interest in this Lease or the Premises except as expressly permitted herein, or Tenant’s interest in this Lease shall be attached, executed upon, or otherwise judicially seized and such action is not released within 90 days of the action.

(d) Legal Hypothecs. Tenant shall fail to discharge, bond over, post a letter of credit with Landlord, or otherwise obtain the release of any legal hypothec or other encumbrance placed upon the Project or the Premises in violation of this Lease within 15 days after any such legal hypothec or other encumbrance is registered against the project or the Premises

(e) Insolvency Events. Tenant shall: (A) make a general assignment for the benefit of creditors; (B) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a “Proceeding for Relief”); (C) become the subject of any Proceeding for Relief which is not dismissed within 90 days of its filing or entry; or (D) die or suffer a legal disability (if Tenant, guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity) otherwise than within a voluntary corporate reorganization (subject to the provisions of Section 22 below).

(f) Estoppel Certificate or Subordination Agreement. Tenant fails to execute any document required from Tenant under Sections 23 or 27 within 5 business days after a second notice requesting such document and stating that Tenant’s failure to comply with such second request within such time period shall constitute a Default hereunder.

(g) Other Defaults. Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Section 20, and, except as otherwise expressly provided herein, such failure shall continue for a period of 30 days after written notice thereof from Landlord to Tenant.

Any notice given under Section 20(g) hereof shall: (i) specify the alleged default, (ii) demand that Tenant cure such default, (iii) be in lieu of, and not in addition to, or shall be deemed to be, any notice required under any provision of applicable law, and (iv) not be deemed a forfeiture or a termination of this Lease unless Landlord elects otherwise in such notice; provided that if the nature of Tenant’s default pursuant to Section 20(g) is such that it cannot be cured by the payment of money and reasonably requires more than 30 days to cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said 30 day period and thereafter diligently prosecutes the same to completion; provided, however, that such cure shall be completed no later than 90 days from the date of Landlord’s notice.

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21. Landlord’s Remedies.

(a) Payment By Landlord; Interest. Upon a Default by Tenant hereunder, Landlord may (but shall have no legal obligation to), without waiving or releasing any obligation of Tenant hereunder, make such payment or perform such act. All sums so paid or incurred by Landlord, together with interest thereon, from the date such sums were paid or incurred, at the annual rate equal to 12% per annum (the “Default Rate”), shall be payable to Landlord on demand as Additional Rent. Nothing herein shall be construed to create or impose a duty on Landlord to mitigate any damages resulting from Tenant’s Default hereunder.

(b) Late Payment Rent. Late payment by Tenant to Landlord of Rent and other sums due will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord under any Mortgage covering the Premises. Therefore, if any installment of Rent due from Tenant is not received by Landlord within 3 business days after the date such payment is due more than twice in any 12 month period, Tenant shall pay to Landlord an additional sum equal to 6% of the overdue Rent as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. In addition to the late charge, Rent not paid when due shall bear interest at the Default Rate from the 5th day after the date due until paid.

(c) Remedies. Upon the occurrence of a Default, at Landlord’s option, the full amount of the current month’s and the next 3 months’ installments of Base Rent shall become due and payable, and Landlord, at its option, without further notice or demand to Tenant, shall have in addition to all other rights and remedies provided in this Lease, at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever. No cure in whole or in part of such Default by Tenant after Landlord has taken any action beyond giving Tenant notice of such Default to pursue any remedy provided for herein (including retaining counsel to file an action or otherwise pursue any remedies) shall in any way affect Landlord’s right to pursue such remedy or any other remedy provided Landlord herein or under law or in equity, unless Landlord, in its sole discretion, elects to waive such Default.

(i)	This Lease and the Term and estate hereby granted are subject to the limitation that whenever a Default shall have happened and be continuing, Landlord shall have the right, at its election, then or thereafter while any such Default shall continue and notwithstanding the fact that Landlord may have some other remedy hereunder or at law or in equity, to give Tenant written notice of Landlord’s intention to terminate this Lease on a date specified in such notice, which date shall be not less than 5 days after the giving of such notice, and upon the date so specified, this Lease and the estate hereby granted shall expire and terminate with the same force and effect as if the date specified in such notice were the date hereinbefore fixed for the expiration of this Lease, and all right of Tenant hereunder shall expire and terminate, and Tenant shall be liable as hereinafter in this Section 21(c) provided. If any such notice is given, Landlord shall have, on such date so specified, the right of re-entry and possession of the Premises and the right to remove all persons and property therefrom and to store such property in a warehouse or elsewhere at the risk and expense, and for the account, of Tenant. Should Landlord elect to re-enter as herein provided or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided for by law, Landlord may from time to time re-let the Premises or any part thereof for such term or terms and at such rental or rentals and upon such terms and conditions as Landlord may deem advisable, with the right to make commercially reasonable alterations in and repairs to the Premises.

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(ii)	In the event of any termination of this Lease as in this Section 21 provided or as required or permitted by law or in equity, Tenant shall forthwith quit and surrender the Premises to Landlord, and Landlord may, without further notice, enter upon, re-enter, possess and repossess the same by summary proceedings, ejectment or otherwise, and again have, repossess and enjoy the same as if this Lease had not been made, and in any such event Tenant and no person claiming through or under Tenant by virtue of any law or an order of any court shall be entitled to possession or to remain in possession of the Premises. Landlord, at its option, notwithstanding any other provision of this Lease, shall be entitled to recover from Tenant, as and for liquidated damages, the sum of:

(A) all Base Rent, Additional Rent and other amounts payable by Tenant hereunder then due or accrued and unpaid: and

(B) the amount equal to the aggregate of all unpaid Base Rent and Additional Rent which would have been payable if this Lease had not been terminated prior to the end of the Term then in effect (without giving effect to any unexercised Extension Term (as defined below), discounted to its then present value in accordance with accepted financial practice using a rate of 5% per annum, for loss of the bargain; and

(C) all other damages and expenses (including attorneys’ fees and expenses), if any, which Landlord shall have sustained by reason of the breach of any provision of this Lease; less

(D) the net proceeds of any re-letting actually received by Landlord and the amount of damages which Tenant proves could have been avoided had Landlord taken reasonable steps to mitigate its damages.

(iii)	Nothing herein contained shall limit or prejudice the right of Landlord, in any bankruptcy or insolvency proceeding, to prove for and obtain as liquidated damages by reason of such termination an amount equal to the maximum allowed by any bankruptcy or insolvency proceedings, or to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law, but in each case not more than the amount to which Landlord would otherwise be entitled under this Section 21.

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(iv)	Nothing in this Section 21 shall be deemed to affect the right of either party to indemnifications pursuant to this Lease.

(v)	If Landlord terminates this Lease upon the occurrence of a Default, Tenant will quit and surrender the Premises to Landlord or its agents, and Landlord may, without further notice, enter upon, re-enter and repossess the Premises by summary proceedings, ejectment or otherwise. The words “enter”, “re-enter”, and “re-entry” are not restricted to their technical legal meanings.

(vi)	If either party shall be in default in the observance or performance of any provision of this Lease, and an action shall be brought for the enforcement thereof, the non-prevailing party shall pay to the prevailing party all fees, costs and other expenses which may become payable as a result thereof or in connection therewith, including attorneys’ fees and expenses.

(vii)	If Tenant shall default in the keeping, observance or performance of any covenant, agreement, term, provision or condition herein contained, Landlord, without thereby waiving such default, may perform the same for the account and at the expense of Tenant (a) immediately or at any time thereafter and without notice in the case of emergency or in case such default will result in a violation of any legal or insurance requirements resulting in immediate danger to persons or property, or in the imposition of any lien against all or any portion of the Premises (but only after Tenant has failed to respond to such lien as permitted by Section 15 within the time period provided in Section 15), and (b) in any other case if such default continues after any applicable notice and cure period provided in Section 20. All reasonable costs and expenses incurred by Landlord in connection with any such performance by it for the account of Tenant and also all reasonable costs and expenses, including attorneys’ fees and disbursements incurred by Landlord in any action or proceeding (including any summary dispossess proceeding) brought by Landlord to enforce any obligation of Tenant under this Lease and/or right of Landlord in or to the Premises, shall be paid by Tenant to Landlord within 10 days after demand.

(viii)	Independent of the exercise of any other remedy of Landlord hereunder or under applicable law, Landlord may conduct an environmental test of the Premises as generally described in Section 28, at Tenant’s expense, to the extent provided in Section 28.

(ix)	Except as otherwise provided in this Section 21, no right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to any other legal or equitable right or remedy given hereunder, or now or hereafter existing. No waiver of any provision of this Lease shall be deemed to have been made unless expressly so made in writing. Landlord shall be entitled, to the extent permitted by law, to seek injunctive relief in case of the violation, or attempted or threatened violation, of any provision of this Lease, or to seek a decree compelling observance or performance of any provision of this Lease, or to seek any other legal or equitable remedy.

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22. Assignment and Subletting.

(a) General Prohibition. Subject to Section 22(b) below, without Landlord’s prior written consent subject to and on the conditions described in this Section 22, Tenant shall not, directly or indirectly, voluntarily or by operation of law, assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises, and any attempt to do any of the foregoing shall be void and of no effect. If Tenant is a corporation, partnership or limited liability company, the shares or other ownership interests thereof which are not actively traded upon a stock exchange or in the over-the-counter market, a transfer or series of transfers whereby 49% or more of the issued and outstanding shares or other ownership interests of such corporation are, or voting control is, transferred (but excepting transfers upon deaths of individual owners) from a person or persons or entity or entities which were owners thereof at time of execution of this Lease to persons or entities who were not owners of shares or other ownership interests of the corporation, partnership or limited liability company at time of execution of this Lease, shall be deemed an assignment of this Lease requiring the consent of Landlord as provided in this Section 22 (subject to the provisions of the second paragraph of clause (b) below).

(b) Permitted Transfers. If Tenant desires to assign, sublease, hypothecate or otherwise transfer this Lease or sublet the Premises other than pursuant to a Permitted Assignment (as defined below), then at least 15 business days, but not more than 45 business days, before the date Tenant desires the assignment or sublease to be effective (the “Assignment Date”), Tenant shall give Landlord a notice (the “Assignment Notice”) containing the proposed use of the Premises and any Hazardous Materials proposed to be used, stored handled, treated, generated in or released or disposed of from the Premises, the Assignment Date, any relationship between Tenant and the proposed assignee or sublessee, current financial statements for the proposed assignee or sublessee, and all material terms and conditions of the proposed assignment or sublease, including a copy of any proposed assignment or sublease in substantially its final form, and such other information as Landlord may deem reasonably necessary or appropriate to its consideration whether to grant its consent, Landlord shall provide written notice to Tenant within 5 business days after receipt of an Assignment Notice if Landlord reasonably requires information not included in the Assignment Notice. Landlord may, by giving written notice to Tenant within 15 business days after receipt of the Assignment Notice: (i) grant such consent, or (ii) refuse such consent, in its reasonable discretion. No failure of Landlord to deliver a timely notice in response to the Assignment Notice shall be deemed to be Landlord’s consent to the proposed assignment, sublease or other transfer, unless Tenant has delivered a second notice to Landlord stating that Landlord has failed to respond within the original 15 business day period and Landlord fails to respond within 5 days of receipt of such second notice. Tenant shall reimburse Landlord for all of Landlord’s reasonable out-of-pocket expenses in connection with its consideration of any Assignment Notice, up to a maximum amount of $2,000.00.

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Notwithstanding the foregoing, Tenant shall have the right to assign this Lease or sublease all or a portion of the Premises, upon 20 days prior written notice to Landlord but without obtaining Landlord’s prior written consent, (a) to any entity which controls, is controlled by, or is under common control with, Tenant, or (b) to a corporation or other entity which is a successor-in-interest to Tenant, by way of merger, consolidation or corporate reorganization, or by the purchase of all or substantially all of the assets or the ownership interests of Tenant, or upon a deemed assignment pursuant to the second sentence of Section 22(a), provided that (i) such merger or consolidation, or such acquisition or assumption or transfer, as the case may be, is for a legitimate business purpose and not principally for the purpose of transferring the Lease, (ii) the net worth (as determined in accordance with generally accepted accounting principles (“GAAP”)) of the assignee or sublessee is at least equal to the greater of (x) the net worth of Tenant as of the date of this Lease, and (y) the net worth of Tenant as of the date immediately prior to such assignment or sublease, and (iii) in the case of an assignment, such assignee shall agree in writing to assume all of the terms, covenants and conditions of this Lease arising after the effective date of the assignment (a “Permitted Transfer”).

(c) Additional Conditions. As a condition to any such assignment or subletting, whether or not Landlord’s consent is required, Landlord may require:

(i) that any assignee or subtenant agree, in writing at the time of such assignment or subletting, that if Landlord gives such party notice that Tenant is in default under this Lease, such party shall thereafter make all payments otherwise due Tenant directly to Landlord, which payments will be received by Landlord without any liability except to credit such payment against those due under the Lease, and any such third party shall agree to attorn to Landlord or its successors and assigns should this Lease be terminated for any reason; provided, however, in no event shall Landlord or its successors or assigns be obligated to accept such attornment, except in the case of a Permitted Transfer; and

(ii) A list of Hazardous Materials, certified by the proposed assignee or sublessee to be true and correct, which the proposed assignee or sublessee intends to use, store, handle, treat, generate in or release or dispose of from the Premises, together with copies of all documents relating to such use, storage, handling, treatment, generation, release or disposal of Hazardous Materials by the proposed assignee or subtenant in the Premises or on the Project, prior to the proposed assignment or subletting, including, without limitation: permits; approvals; reports and correspondence. Neither Tenant nor any such proposed assignee or subtenant is required, however, to provide Landlord with any portion(s) of the such documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities. Where the assignee uses or handles no Hazardous Materials, a simple declaration to this effect will suffice.

(d) Liability of Tenant. Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant’s obligations under this Lease shall at all times remain fully and primarily responsible and liable for the payment of Rent and for compliance with all of Tenant’s other obligations under this Lease.

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(e) Excess Rents. If the Rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment plus any bonus or other consideration therefor or incident thereto in any form) (except in the case of a Permitted Transfer) exceeds the sum of the rental payable under this Lease and all expenses required to be paid by Tenant by this Lease (excluding however, any Rent payable under this Section) and actual and reasonable third party costs incurred by Tenant, including without limitation, advertising costs, tenant improvement allowances, brokerage fees, legal costs and any design or construction fees directly related to and required pursuant to the terms of any such sublease or assignment, amortized over the term of the sublease, or, in the case of an assignment, the remaining term of this Lease) (such excess being the “Excess Rent”), then Tenant shall be bound and obligated to pay Landlord as Additional Rent hereunder any periodic portion of such Excess Rent within 10 days following receipt thereof by Tenant. If Tenant shall sublet the Premises or any part thereof, Tenant hereby immediately and irrevocably assigns to Landlord, as security for Tenant’s obligations under this Lease, all rent from any such subletting, and Landlord as assignee, or a receiver for Tenant appointed on Landlord’s application, may collect such rent and apply it toward Tenant’s obligations under this Lease and Landlord shall promptly deliver to Tenant any portion thereof in excess of Tenant’s obligations hereunder; except that, until the occurrence of a Default, Tenant shall have the right to collect and retain such rent other than Excess Rent.

(f) No Waiver. The consent by Landlord to an assignment or subletting shall not relieve Tenant or any assignees of this Lease or any sublessees of the Premises from obtaining the consent of Landlord to any further assignment or subletting to the extent that such consent is required hereunder, nor shall it release Tenant or any assignee or sublessee of Tenant from full and primary liability under the Lease. The acceptance of Rent hereunder, or the acceptance of performance of any other term, covenant, or condition thereof, from any other person or entity shall not be deemed to be a waiver of any of the provisions of this Lease or a consent to any subletting, assignment or other transfer of the Premises.

(g) Prior Environmental History. Notwithstanding any other provision of this Section 22, if (i) the proposed assignee or sublessee of Tenant has been required by any prior landlord, lender or Governmental Authority to take remedial action in connection with Hazardous Materials contaminating a property, where the contamination resulted from such party’s action or use of the property in question, (ii) the proposed assignee or sublessee is subject to an enforcement order issued by any Governmental Authority in connection with the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials (including, without limitation, any order related to the failure to make a required reporting to any Governmental Authority), or (iii) because of the existence of a pre-existing environmental condition in the vicinity of or underlying the Project, the risk that Landlord would be targeted as a responsible party in connection with the remediation of such pre-existing environmental condition would be materially increased or exacerbated by the proposed use of Hazardous Materials by such proposed assignee or sublessee, Landlord shall have the absolute right to refuse to consent to any assignment or subletting to any such party.

23. Estoppel Certificate. Tenant shall, within 10 business days of written notice from Landlord, execute, acknowledge and deliver a statement in writing in any form reasonably requested by a proposed lender or purchaser, (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which the rental and other charges are paid in advance, if any, (ii) acknowledging that, to the knowledge of Tenant, there are not any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (iii) setting forth such further information with respect to the status of this Lease or the Premises as may be reasonably requested thereon. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part. Should Tenant fail to deliver such statement within 10 days as aforesaid, then Tenant hereby authorizes Landlord to sign and deliver such certificate on its behalf, provided that Tenant shall not thereby be excused from its obligations hereunder.

24. Quiet Enjoyment. So long as Tenant shall perform all of the covenants and agreements herein required to be performed by Tenant, Tenant shall, subject to the terms of this Lease, at all times during the Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord.

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25. Prorations. All prorations required or permitted to be made hereunder shall be made on the basis of a 360 day year and 30 day months.

26. Rules and Regulations. Tenant shall, at all times during the Term and any extension thereof, comply with all reasonable written rules and regulations at any time or from time to time established by Landlord and delivered to Tenant covering use of the Premises and the Project and which are applied to all tenants of the Project on a non-discriminatory basis. The current rules and regulations are attached hereto as Exhibit E. If there is any conflict between said rules and regulations and other provisions of this Lease, the terms and provisions of this Lease shall control. Landlord shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the Project and shall not enforce such rules and regulations in a discriminatory manner.

27. Subordination. This Lease and Tenant’s interest and rights hereunder are hereby made and shall be subject and subordinate at all times to the lien, mortgage or hypothec of any Mortgage now existing or hereafter created on or against the Project or the Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant; provided, however that so long as there is no Default hereunder, Tenant’s right to possession of the Premises shall not be disturbed by the Holder of any such Mortgage and Tenant’s other rights hereunder shall not be affected. Tenant agrees, at the election of the Holder of any such Mortgage, to attorn to any such Holder. Tenant agrees within 10 business days following demand to execute, acknowledge and deliver such instruments, confirming such subordination, and such instruments of attornment as shall be reasonably requested by any such Holder, provided any such instruments contain appropriate non-disturbance provisions assuring Tenant’s quiet enjoyment of the Premises as set forth in Section 24 hereof and are otherwise reasonably acceptable to Tenant. Notwithstanding the foregoing, any such Holder may at any time subordinate its Mortgage to this Lease, without Tenant’s consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such Mortgage without regard to their respective dates of execution, delivery or recording and in that event such Holder shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such Mortgage and had been assigned to such Holder. The term “Mortgage” whenever used in this Lease shall be deemed to include hypothecs, deeds of trust, security assignments, emphyteusis agreements or agreements creating a right of superficies, and any other encumbrances, and any reference to the “Holder” of a Mortgage shall be deemed to include the beneficiary under a deed of trust or of a hypothec.

28. Surrender. Upon the expiration of the Term or earlier termination of Tenant’s right of possession, Tenant shall surrender the Premises to Landlord in the same condition as existing on the Commencement Date, subject to any Alterations or Installations permitted or required by Landlord to remain in the Premises, free of Hazardous Materials brought upon, kept, used, stored, handled, treated, generated in, or released or disposed of from, the Premises by any person other than a Landlord Party (collectively, “Tenant HazMat Operations”), broom clean, ordinary wear and tear and damage that Tenant is not required by this Lease to repair excepted.

Tenant shall immediately return to Landlord all keys and/or access cards to parking, the Project, restrooms or all or any portion of the Premises furnished to or otherwise procured by Tenant, other than access cards for the security system which is the property of Tenant. Any Tenant’s Property, Alterations and property not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant’s expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord’s retention and/or disposition of such property. All obligations of Tenant hereunder not fully performed as of the termination of the Term, including the obligations of Tenant under Section 30 hereof, shall survive the expiration or earlier termination of the Term, including, without limitation, indemnity obligations, payment obligations with respect to Rent and obligations concerning the condition and repair of the Premises.

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Provided that Tenant has complied with its obligations hereunder, Tenant shall not be charged any fee for elevator service, supervision, guard service, or cleaning upon Tenant’s moving into the Premises after the Commencement Date, or at the expiration or earlier termination of the Term, unless such services are requested by Tenant.

29. Intentionally Omitted.

30. Environmental Requirements.

(a) Prohibition/Compliance/Indemnity. Tenant shall not cause or permit any Hazardous Materials (as hereinafter defined) to be brought upon, kept, used, stored, handled, treated, generated in or about, or released or disposed of from, the Premises or the Project in violation of applicable Environmental Requirements (as hereinafter defined) by Tenant or any Tenant Party, nor shall Tenant cause or permit any Hazardous Materials other those customarily existing in a commercial office setting to be brought upon, kept, used, stored, handled, treated, generated in or about, or released or disposed of from, the Premises or the Project by Tenant or any Tenant Party. If Tenant breaches the obligation stated in the preceding sentence, or if the presence of Hazardous Materials in the Premises during the Term or any holding over results in contamination of the Premises, the Project or any adjacent property or if contamination of the Premises, the Project or any adjacent property by Hazardous Materials brought into, kept, used, stored, handled, treated, generated in or about, or released or disposed of from, the Premises by anyone other than Landlord and Landlord’s employees, agents, mandataries and contractors otherwise occurs during the Term or any holding over, Tenant hereby indemnifies and shall defend and hold Landlord, its officers, directors, employees, agents, mandataries and contractors harmless from any and all actions (including, without limitation, remedial or enforcement actions of any kind, administrative or judicial proceedings, and orders or judgments arising out of or resulting therefrom), costs, claims, damages (including, without limitation, punitive damages and damages based upon diminution in value of the Premises or the Project, or the loss of, or restriction on, use of the Premises or any portion of the Project), reasonable expenses (including, without limitation, legal, consultants’ and experts’ fees, court costs and amounts paid in settlement of any claims or actions), fines, forfeitures or other civil, administrative or criminal penalties, injunctive or other relief (whether or not based upon personal injury, property damage, or contamination of, or adverse effects upon, the environment, water tables or natural resources), liabilities or losses (collectively, “Environmental Claims”) which arise during or after the Term as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, treatment, remedial, removal, or restoration work required by any federal, provincial, or municipal Governmental Authority because of Hazardous Materials present in the air, soil or ground water above, on, or under the Premises. Without limiting the foregoing, if the presence of any Hazardous Materials on the Premises, the Project or any adjacent property caused or permitted by Tenant or any Tenant Party results in any contamination of the Premises, the Project or any adjacent property, Tenant shall promptly take all actions at its sole expense and in accordance with applicable Environmental Requirements as are necessary to return the Premises, the Project or any adjacent property to the condition existing prior to the time of such contamination, provided that Landlord’s approval of such action shall first be obtained, which approval shall not unreasonably be withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises or the Project.

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(b) Business. Landlord acknowledges that it is not the intent of this Section 30 to prohibit Tenant from using the Premises for the Permitted Use. Tenant may operate its business according to prudent industry practices so long as the use or presence of Hazardous Materials is strictly and properly monitored according to all then applicable Environmental Requirements, and such Hazardous Materials are limited to those customarily existing in a commercial office.

(c) Testing. Landlord shall have the right to conduct annual tests of the Premises to determine whether any contamination of the Premises or the Project has occurred as a result of Tenant’s use. Except as provided below, Landlord shall be required to pay the cost of such annual test of the Premises; provided, however, that if Tenant conducts its own tests of the Premises using third party contractors and test procedures reasonably acceptable to Landlord which tests are certified to Landlord, Landlord shall accept such tests in lieu of the annual tests that might otherwise be performed by Landlord. In connection with such testing, upon the request of Landlord, Tenant shall deliver to Landlord or its consultant non-proprietary information concerning the use of Hazardous Materials in or about the Premises by Tenant or any Tenant Party reasonably requested by Landlord. If contamination has occurred for which Tenant is liable under this Section 30, Tenant shall pay all costs to conduct such tests. If no such contamination is found, Landlord shall pay the costs of such tests (which shall not constitute Additional Rent). Landlord shall provide Tenant with a copy of all third party, non-confidential reports and tests of the Premises made by or on behalf of Landlord during the Term without representation or warranty and subject to a confidentiality agreement. Tenant shall, at its sole cost and expense, promptly and satisfactorily remediate any environmental conditions identified by such testing in accordance with all Environmental Requirements, to the extent required by Environmental Requirements, the pollution liability carrier, or reasonably required by any mortgagee of the Property. Landlord’s receipt of or satisfaction with any environmental assessment in no way waives any rights which Landlord may have against Tenant.

(d) Underground Tanks. If underground or other storage tanks storing Hazardous Materials located on the Premises or the Project are used by Tenant or are hereafter placed on the Premises or the Project by Tenant, Tenant shall install, use, monitor, operate, maintain, upgrade and manage such storage tanks, maintain appropriate records, obtain and maintain appropriate insurance, implement reporting procedures, properly close any underground storage tanks, and take or cause to be taken all other actions necessary or required under applicable provincial and federal Legal Requirements, as such now exists or may hereafter be adopted or amended in connection with the installation, use, maintenance, management, operation, upgrading and closure of such storage tanks.

(e) Tenant’s Obligations. Tenant’s obligations under this Section 30 shall survive the expiration or earlier termination of the Lease, During any period of time after the expiration or earlier termination of this Lease required by Tenant or Landlord to complete the removal from the Premises of any Hazardous Materials, the removal of which is Tenant’s obligation under this Lease (including, without limitation, the release and termination of any licenses or permits restricting the use of the Premises and the completion of the approved Surrender Plan), Tenant shall continue to pay the full Rent in accordance with this Lease for any portion of the Premises not relet by Landlord in Landlord’s sole discretion, which Rent shall be prorated daily.

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(f) Definitions. As used herein, the term “Environmental Requirements” means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, orders, guidelines, or other similar enactments or promulgations, whether or not having the force of law, of any Governmental Authority regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the Project, or the environment, including without limitation, the Environmental Quality Act (Quebec), and all provincial and local counterparts thereto, and any regulations or policies promulgated or issued thereunder, As used herein, the term “Hazardous Materials” means and includes any substance, material, waste, pollutant, or contaminant listed or defined as hazardous or toxic, or regulated by reason of its impact or potential impact on humans, animals and/or the environment under any Environmental Requirements, asbestos and petroleum, including crude oil or any fraction thereof, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas). As defined in Environmental Requirements, Tenant is and shall be deemed to be the “operator” of Tenant’s “facility” and the “owner” of all Hazardous Materials brought on the Premises by Tenant or any Tenant Party, and the wastes, by-products, or residues generated, resulting, or produced therefrom.

31. Tenant’s Remedies/Limitation of Liability.

(a) Notice of Landlord’s Default. Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within 30 days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of 30 days, then after such period of time as is reasonably necessary). Upon any default by Landlord, Tenant shall give notice by registered or certified mail to any Holder of a Mortgage registered on the Project and Tenant shall offer such Holder a reasonable opportunity to cure the default, including time to obtain possession of the Project by power of sale or a judicial action if such should prove necessary to effect a cure; provided Landlord shall have furnished to Tenant in writing the names and addresses of all such persons who are to receive such notices. All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease for breach of Landlord’s obligations hereunder.

(b) Tenant’s Right to Cure. Notwithstanding the foregoing, if, after the Commencement Date, any claimed Landlord default hereunder will immediately, materially and adversely affect Tenant’s ability to conduct its business in the Premises (a “Material Landlord Default”), Tenant shall, as soon as reasonably possible, but in any event within 2 business days of obtaining knowledge of such claimed Material Landlord Default, give Landlord written notice of such claim and telephonic notice to Tenant’s principal contact with Landlord. Landlord shall then have 2 business days to commence cure of such claimed Material Landlord Default and shall diligently prosecute such cure to completion. If Landlord fails to commence cure of any claimed Material Landlord Default as provided above, Tenant may commence and prosecute such cure to completion, and shall be entitled to recover the costs of such cure (but not any consequential or other damages) from Landlord, to the extent of Landlord’s obligation to cure such claimed Material Landlord Default hereunder, subject to the limitations set forth in this Lease.

(c) Limitation of Liability. All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter. The term “Landlord” in this Lease shall mean only the owner for the time being of the Premises. Upon the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Term upon each new owner for the duration of such owner’s ownership.

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32. Inspection and Access; Confidentiality. Landlord and its agents, mandataries, representatives, and contractors may enter the Premises at any reasonable time to inspect the Premises and to make such repairs as may be required or permitted to be made by Landlord pursuant to this Lease and for any other business purpose. Landlord and Landlord’s representatives may enter the Premises during business hours on not less than 48 hours advance written notice (except in the case of emergencies in which case no such notice shall be required and such entry may be at any time) for the purpose of effecting any such repairs, inspecting the Premises, showing the Premises to prospective purchasers and, during the last year of the Term, to prospective tenants or for any other business purpose. Landlord may erect a suitable sign on the Premises in a location mutually agreed upon by Landlord and Tenant stating the Premises are available to let or that the Premises or the Project is available for sale, provided that any signage for leasing shall be permitted only during the last year of the Term. Landlord may grant servitudes, designate common areas and create restrictions on or about the Premises or the Project, provided that no such servitude, designation or restriction materially, adversely affects Tenant’s use or occupancy of the Premises for the Permitted Use or its use of the parking demised hereunder. Landlord also reserves the right to subdivide land included in the Project, to adjust the boundaries thereof, and to delete land from the land included in the Project, upon the occurrence of which the legal description attached hereto shall be deemed amended to reflect such subdivision. At Landlord’s request, Tenant shall execute such instruments as may be necessary for such servitudes, dedications, restrictions, or subdivision. Tenant shall at all times, except in the case of emergency, have the right to escort Landlord or its agents, mandataries, representatives, contractors or guests while the same are in the Premises, provided such escort does not materially and adversely affect Landlord’s access rights hereunder. Tenant may require that Landlord undergo any training normally required for access to portions of the Premises prior to permitting Landlord to access such portions of the Premises (except in case of emergency). In making any entry upon the Premises, Landlord shall use reasonable efforts to not materially interfere with Tenant’s use of the Premises or damage the Premises or any personal property located thereon, and shall repair any damage occasioned thereby. Landlord shall treat as confidential and shall not disclose information about Tenant or Tenant’s operations in the Premises discovered pursuant to Landlord’s entry upon the Premises (other than information generally known and available to the public), unless required to be disclosed under applicable Legal Requirements or to insurance carriers. Landlord shall use reasonable efforts to cause any agents, mandataries, and consultants engaged by Landlord to enter onto the Premises to adhere to such confidentiality standards.

33. Security. Tenant acknowledges and agrees that security devices and services, if any, while intended to deter crime may not in given instances prevent theft or other criminal acts and that Landlord is not providing any security services with respect to the Premises. Tenant agrees that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises. Tenant shall be solely responsible for the personal safety of Tenant’s officers, employees, agents, mandataries, contractors, guests and invitees while any such person is in, on or about the Premises and/or the Project. Tenant shall at Tenant’s cost obtain insurance coverage to the extent Tenant desires protection against such criminal acts. Subject to the foregoing, Tenant may use the card access and security camera systems currently servicing the Premises. Any modification to the systems shall be subject to Landlord’s prior written approval, and shall be performed at Tenant’s expense. Landlord shall supply the cards for the card access system, and the cards and the card access and security camera systems shall remain the property of Landlord. Tenant shall bear any costs associated with lost cards (at the rate of $5.00 per card). Landlord shall initially provide to Tenant 90 cards for the card access system.

34. Force Majeure. Neither party shall be held responsible for delays in the performance of its obligations hereunder when caused by strikes, lockouts, labor disputes, weather, natural disasters, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, delay in issuance of permits, enemy or hostile governmental action, civil commotion, fire or other casualty, and other causes beyond the reasonable control of Landlord (“Force Majeure’’).

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35. Brokers, Entire Agreement, Amendment. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker) in connection with this transaction and that no Broker brought about this transaction, other than CBRE Limitee (“CBRE”). Landlord shall be solely responsible, pursuant to a separate written agreement, for payment to CBRE of any commission claimed by CBRE in connection with this Lease, and agrees to indemnify and hold Tenant harmless from any claims for such commission or other compensation by CBRE. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any broker, other than the Broker named in this Section 35, claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction. This Lease constitutes the entire agreement between Landlord and Tenant pertaining to the lease of the Premises and supersedes all other agreements, whether oral or written, pertaining to the lease of the Premises, and no other agreements with respect thereto shall be effective. Any amendments or modifications of this Lease shall be in writing and signed by a duly authorized representative of both Landlord and Tenant, and any other attempted amendment or modification of this Lease shall be void.

36. Limitation on Landlord’s Liability. NOTWITHSTANDING ANYTHING SET FORTH HEREIN OR IN ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT TO THE CONTRARY: (A) LANDLORD SHALL NOT BE LIABLE TO TENANT OR ANY OTHER PERSON FOR (AND TENANT AND EACH SUCH OTHER PERSON ASSUME ALL RISK OF) LOSS, DAMAGE OR INJURY, WHETHER ACTUAL OR CONSEQUENTIAL TO: TENANTS PERSONAL PROPERTY OF EVERY KIND AND DESCRIPTION, INCLUDING, WITHOUT LIMITATION MOVABLES MATERIALLY ATTACHED TO THE PREMISES, EQUIPMENT, INVENTORY, SCIENTIFIC RESEARCH, SCIENTIFIC EXPERIMENTS, LABORATORY ANIMALS, PRODUCT, SPECIMENS, SAMPLES, AND/OR SCIENTIFIC, BUSINESS, ACCOUNTING AND OTHER RECORDS OF EVERY KIND AND DESCRIPTION KEPT AT THE PREMISES AND ANY AND ALL INCOME DERIVED OR DERIVABLE THEREFROM; (B) THERE SHALL BE NO PERSONAL RECOURSE TO LANDLORD FOR ANY ACT OR OCCURRENCE IN, ON OR ABOUT THE PREMISES OR ARISING IN ANY WAY UNDER THIS LEASE OR ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT WITH RESPECT TO THE SUBJECT MATTER HEREOF AND ANY LIABILITY OF LANDLORD HEREUNDER SHALL BE STRICTLY LIMITED SOLELY TO LANDLORD’S INTEREST IN THE PROJECT OR ANY PROCEEDS FROM SALE OR CONDEMNATION THEREOF AND ANY INSURANCE PROCEEDS PAYABLE’ IN RESPECT OF LANDLORD’S INTEREST IN THE PROJECT OR IN CONNECTION WITH ANY SUCH LOSS; AND (C) IN NO EVENT SHALL ANY PERSONAL LIABILITY BE ASSERTED AGAINST ANY OF LANDLORD’S OR TENANT’S OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, MANDATARIES, OR CONTRACTORS. UNDER NO CIRCUMSTANCES SHALL LANDLORD OR ANY OF LANDLORD’S OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, MANDATARIES, OR CONTRACTORS BE LIABLE FOR INJURY TO TENANT’S BUSINESS OR FOR ANY LOSS OF INCOME OR PROFIT THEREFROM.

37. Severability. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in effect to such illegal, invalid or unenforceable clause or provision as shall be legal, valid and enforceable.

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38. No Termination, Abatement, etc. Except as otherwise expressly set forth in this Lease, Tenant shall remain bound by this Lease in accordance with its terms and shall neither take any action to modify, surrender or terminate the same, nor seek nor be entitled to any abatement, deduction, deferment or reduction of Rent, or set-off against the Rent, nor shall the respective obligations of Landlord and Tenant be otherwise affected by reason of (a) any damage to, or destruction of, the Premises or any portion thereof from whatever cause, or any Taking of the Premises or any portion thereof, (b) the lawful or unlawful prohibition of, or restriction upon, Tenant’s use of the Premises or any portion thereof, the interference with such use by any Person or by reason of any eviction by paramount title, or any other defect in title, or Tenant’s acquisition of ownership of the Premises otherwise than pursuant to an express provision of this Lease, except to the extent of any intentional breach of Landlord’s covenant of quiet enjoyment set forth in Section 24, (c) any claim which Tenant has or might have against Landlord or by reason of any default or breach of any warranty by Landlord under this Lease or any other agreement between Landlord and Tenant, or to which Landlord and Tenant are parties, or (d) any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceedings affecting Landlord or any assignee or transferee of Landlord, or any action with respect to this Lease that may be taken by a trustee or receiver of Landlord or any assignee of Landlord or by any court in any such proceeding. Tenant hereby specifically waives all rights, arising from any occurrence whatsoever, which may now or hereafter be available to Tenant by law or in equity to (i) modify, surrender or terminate this Lease or quit or surrender the Premises or any portion thereof, or (ii) entitle Tenant to any abatement, reduction, suspension or deferment of the Rent or other sums payable by Tenant hereunder, except as otherwise specifically provided in this Lease. The obligations of Landlord and Tenant hereunder shall be separate and independent covenants and agreements and the Base Rent and Additional Rent and all other sums payable by Tenant hereunder shall continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to the express provisions of this Lease.

39. Signs; Exterior Appearance. Tenant shall not, without the prior written consent of Landlord, which may be granted or withheld in Landlord’s sole discretion, acting reasonably: (i) attach any awnings, exterior lights, decorations, balloons, flags, pennants, banners, painting or other projection to any outside wall of the Project, (ii) coat or otherwise sunscreen the interior or exterior of any windows, (iii) place any bottles, parcels, or other articles on the window sills, (iv) place any equipment, furniture or other items of personal property on any exterior balcony, or (v) paint, affix or exhibit on any part of the Premises or the Project any signs, notices, window or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises. Tenant shall not use any curtains, blinds, shades or screens other than Landlord’s standard window coverings without Landlord’s prior written consent, which consent shall not be unreasonably withheld or delayed. Interior signs on doors and the directory tablet shall be inscribed, painted or affixed for Tenant by Landlord at the sole cost and expense of Tenant, and shall be of a size, color and type acceptable to Landlord. Nothing may be placed on the exterior of corridor walls or corridor doors other than Landlord’s standard lettering. The directory tablet shall be provided exclusively for the display of the name and location of tenants.

40. Miscellaneous.

(a) Notices. All notices or other communications between the parties shall be in writing and shall be deemed duly given upon delivery or refusal to accept delivery by the addressee thereof if delivered in person, or by nationally reputable overnight guaranty courier, addressed and sent to the parties at their addresses set forth above. Landlord and Tenant may from time to time by written notice to the other designate another address for receipt of future notices.

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(b) Joint and Several Liability. If and when included within the term “Tenant,” as used in this instrument, there is more than one person or entity, each shall be solidarily liable for the obligations of Tenant, without the benefit of division or discussion.

(c) Registration. The Tenant shall not publish or register this Lease in any manner except as provided at Article 2999.1 of the Civil Code of Quebec, and only after the form and content of such notice have been approved by the Landlord, which approval shall not be unreasonably withheld, the whole at the Tenant’s costs (including the registration fee and the cost of a registered copy to be provided to the Landlord). Without limiting the reasons for which the Landlord may withhold his consent, said notice of lease shall only contain the information as provided at the second paragraph of Article 29991 of the Civil Code of Quebec only, and in no event shall there be any mention of the Rent or any other amount payable under the Lease. Upon the expiry of the Lease or any renewal thereof, the Tenant shall discharge all such registration at its costs. Should the Tenant not proceed with the said discharge, the Landlord may do at the Tenant’s costs, and the Tenant hereby mandates the Landlord or any person employed by the Landlord (or the Landlord’s manager or any person employed by the Landlord’s manager, if applicable), to proceed with the discharge of the Lease registration and to take all legal, administrative and/or other formalities required to discharge the Lease registration.

(d) Interpretation. The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

(e) Not Binding Until Executed. The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.

(f) Limitations on Interest. It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease. If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord’s and Tenant’s express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

(g) Choice of Law. Construction and interpretation of this Lease shall be governed by the internal laws of the Province of Quebec.

(h) Time. Time is of the essence as to the performance of Tenant’s obligations under this Lease.

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(i) Incorporation by Reference. All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof. If there is any conflict between such exhibits or addenda and the terms of this Lease, such exhibits or addenda shall control.

(j) Financial Information. During the Term, upon Landlord’s request made once per Lease Year, Tenant shall furnish Landlord with true and correct copies of its most recent audited annual financial statements. From and after any Default of Tenant hereunder, Tenant shall also furnish Landlord, upon Landlord’s request, with the most recent unaudited quarterly financial statements of Tenant not more than 45 days after the end of each calendar quarter and true and correct copies of any other financial information or summaries that Tenant typically provides to its shareholders or lenders. Landlord agrees that, provided that Tenant remains a publicly-traded company, Tenant’s periodic filings with the Securities and Exchange Commission shall fulfill the requirements of this provision. Tenant shall furnish Landlord with the foregoing information with respect to Tenant and any successor Tenant or guarantor of the obligations of Tenant hereunder.

(k) Waiver under Civil Code of Quebec. Without limiting the generality of any other provision of this Lease, Tenant hereby waives the benefit of Articles 1854 (second paragraph), 1859, 1861, the second paragraph of Article 1863, 1864, the last paragraph of Article 1865, 1867, 1868, the second paragraph of Article 1869, 1881, and 1883 of the Civil Code of Quebec.

(l) No Superficies. Landlord and Tenant expressly declare that no superficies results from this Lease or any of the transactions contemplated herein, and Tenant hereby expressly waives the right to assert that it is the beneficiary of any right of superficies. Without limiting the generality of the foregoing, Tenant expressly waives any right which it may have pursuant to the second paragraph of Article 1116 of the Civil Code of Quebec to acquire ownership of subsoil.

(m) Language of Agreement. The parties declare that they have requested and do hereby confirm their request that the present agreement be in English; les parties declarent qu’elles ont exige et par les presentes confirment leur demande que la presente soit redigee en anglais.

(n) Roof Rights. Subject to the terms and conditions of this Lease, including without limitation the terms and conditions set forth on Exhibit F attached hereto, Tenant shall have the right to use a portion of the roof of the Building reasonably designated by Landlord for installation of Tenant’s dedicated equipment without the requirement of payment of Rent therefor.

(o) Canadian Currency. All sums of money referred to in this Lease are in Canadian dollars.

[End of text on page]

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

LANDLORD:	A.R.E. Quebec No. 2 Inc., a company incorporated under the Companies Act (Quebec)

	By:	/s/ Jennifer Pappas
	Name:	Jennifer Pappas
	Its:	SVP – General Counsel

TENANT:	Tenrox Inc., a corporation organized under the Canada Business Corporations Act

	By:	/s/ Ludwig Melik
	Name:	Ludwig Melik
	Its:	President

525 Cartier Boulevard West, Laval, Quebec — Page A-1

EXHIBIT A TO LEASE

DESCRIPTION OF PREMISES

(see attached)

525 Cartier Boulevard West, Laval, Quebec — Page A-1

EXHIBIT A-1

PARKING LOT AREA

(see attached)

EXHIBIT A-1

BLDG A
BLDG B
BLDG C
PARKING LOT AREA

525 Cartier Boulevard West, Laval, Quebec — Page A-1

EXHIBIT B TO LEASE

DESCRIPTION OF PROJECT

An emplacement situated in the City of Laval, Province of Quebec, known and described as being lot numbers ONE MILLION ONE HUNDRED SIXTY-SIX THOUSAND FOUR HUNDRED AND THIRTY-EIGHT (1 166 438) and ONE MILLION ONE HUNDRED SIXTY-SIX THOUSAND FOUR HUNDRED AND THIRTY-NINE (1 166 439) on the Cadastre du Quebec, Registration Division of Laval.

With the building thereon bearing civic address 275 Armand-Frappier Boulevard, City of Laval, Province of Quebec;

With and subject to all servitudes, continuous or discontinuous, apparent or non-apparent attached thereto without exception or reserve of any kind.

EXHIBIT C TO LEASE

OMITTED

EXHIBIT D TO LEASE

ACKNOWLEDGMENT AGREEMENT

This ACKNOWLEDGMENT AGREEMENT is attached to and made a part of the Lease dated as of                     , 2012 (the “Lease’’), by and between A.R.E. QUEBEC NO. 2, INC., (“Landlord”), a company incorporated under the Companies Act (Quebec) and TENROX INC., a                      corporation (“Tenant”). Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease.

Landlord and Tenant hereby acknowledge and agree, for all purposes of the Lease, that:

1.	The Commencement Date of the Lease is , 2012, the Rent Commencement Date is , 2013, and the termination date of the Base Term of the Lease shall be midnight on , 2015.

2.	In case of a conflict between this Acknowledgment of Commencement Date and the Lease, this Acknowledgment of Commencement Date shall control for all purposes.

IN WITNESS WHEREOF, Landlord and Tenant have executed this ACKNOWLEDGMENT OF COMMENCEMENT DATE to be effective on the date first above written.

LANDLORD:

A.R.E. QUEBEC NO. 2, INC. a company incorporated under the Companies Act (Quebec)

By:
Name:
Its:

TENANT:

TENROX INC. a corporation organized under the Canada Business Corporations Act

By:
Name:
Its:

EXHIBIT E

RULES AND REGULATIONS

1. The sidewalk, entries, and driveways of the Project shall not be obstructed by Tenant, or any Tenant Party, or used by them for any purpose other than ingress and egress to and from the Premises.

2. Tenant shall not place any objects, including antennas, outdoor furniture, etc., in the parking areas, landscaped areas or other areas outside of its Premises, or on the roof of the Project, except as otherwise provided in Exhibit F.

3. Except for animals assisting the disabled, no animals shall be allowed in the offices, halls, or corridors in the Project.

4. Tenant shall not disturb the occupants of the Project or adjoining buildings by the use of any radio or musical instrument or by the making of loud or improper noises.

5. If Tenant desires telegraphic, telephonic or other electric connections in the Premises, Landlord or its agent or mandatary will direct the electrician as to where and how the wires may be introduced; and, without such direction, no boring or cutting of wires will be permitted. Any such installation or connection shall be made at Tenant’s expense.

6. Tenant shall not install or operate any steam or gas engine or boiler, or other mechanical apparatus in the Premises, except as specifically approved in the Lease. The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Project.

7. Parking any type of recreational vehicles is specifically prohibited on or about the Project. Except for the overnight parking of operative vehicles, no vehicle of any type shall be stored in the parking areas at any time. In the event that a vehicle is disabled, it shall be removed within 48 hours. There shall be no “For Sale” or other advertising signs on or about any parked vehicle. All vehicles shall be parked in the designated parking areas in conformity with all signs and other markings. All parking will be open parking, and no reserved parking, numbering or lettering of individual spaces will be permitted except as specified by Landlord.

8. Tenant shall maintain the Premises free from rodents, insects and other pests.

9. Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the Rules and Regulations of the Project.

10. Tenant shall not cause any unnecessary labor by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness. Landlord shall not be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant by the janitors or any other employee or person.

11. Tenant shall give Landlord prompt notice of any defects in the water, lawn sprinkler, sewage, gas pipes, electrical lights and fixtures, heating apparatus, or any other service equipment affecting the Premises.

12. Tenant shall not permit storage outside the Premises, including without limitation, outside storage of trucks and other vehicles, or dumping of waste or refuse or permit any harmful materials to be placed in any drainage system or sanitary system in or about the Premises.

13. All moveable trash receptacles provided by the trash disposal firm for the Premises must be kept in the trash enclosure areas, if any, provided for that purpose.

14. No auction, public or private, will be permitted on the Premises or the Project.

15. No awnings shall be placed over the windows in the Premises except with the prior written consent of Landlord.

16. The Premises shall not be used for lodging, sleeping or cooking or for any immoral or illegal purposes or for any purpose other than that specified in the Lease. No gaming devices shall be operated in the Premises.

17. Tenant shall ascertain from Landlord the maximum amount of electrical current which can safely be used in the Premises, taking into account the capacity of the electrical wiring in the Project and the Premises and the needs of other tenants, and shall not use more than such safe capacity, Landlord’s consent to the installation of electric equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity.

18. Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage.

19. Tenant shall not install or operate on the Premises any machinery or mechanical devices of a nature not directly related to Tenant’s ordinary use of the Premises and shall keep all such machinery free of vibration, noise and air waves which may be transmitted beyond the Premises.

EXHIBIT F

ROOFTOP RIGHTS

As long as Tenant is not in Default under this Lease, Tenant shall have the right at its sole cost and expense, subject to compliance with all Legal Requirements, to install, maintain, and remove on the top of the roof of the Building in a location reasonably designated by Landlord one or more satellite dishes having a diameter, height and other specifications acceptable to Landlord for the transmission or reception of communication of signals as Tenant may from time to time desire (“Rooftop Equipment”) on the following terms and conditions:

(a) Requirements. Tenant shall submit to Landlord (i) the plans and specifications for the installation of the Rooftop Equipment, (ii) copies of all required governmental and quasi-governmental permits, licenses, and authorizations that Tenant will and must obtain at its own expense, with the cooperation of Landlord, if necessary for the installation and operation of the Rooftop Equipment, and (iii) an insurance policy or certificate of insurance evidencing insurance coverage as required by this Lease and any other insurance as reasonably required by Landlord for the installation and operation of the Rooftop Equipment. Landlord shall not unreasonably withhold or delay its approval for the installation and operation of the Rooftop Equipment; provided, however, that Landlord may reasonably withhold its approval if the installation or operation of the Rooftop Equipment : (A) may damage the structural integrity of the Building; (B) may void, terminate, or invalidate any applicable roof warranty; (C) may interfere with any service provided by Landlord or any tenant of the Buildings; (D) may reduce the leasable space in the Buildings; or (E) is not properly screened from the viewing public.

(b) No Damage to Roof. If installation of the Rooftop Equipment requires Tenant to make any roof cuts or perform any other roofing work, such cuts shall only be made to the roof area of the Building located directly above the Premises and only in the manner designated in writing by Landlord; and any such installation work (including any roof cuts or other roofing work) shall be performed by Tenant, at Tenant’s sole cost and expense by a roofing contractor designated by Landlord. If Tenant or its agents shall otherwise cause any damage to the roof during the installation, operation, and removal of the Rooftop Equipment, such damage shall be repaired promptly at Tenant’s expense and the roof shall be restored in the same condition it was in before the damage. Landlord shall not charge Tenant Additional Rent for the installation and use of the Rooftop Equipment. If, however, Landlord’s insurance premium or Tax assessment increases as a result of the Rooftop Equipment, Tenant shall pay such increase as Additional Rent within ten (10) days after receipt of a reasonably detailed invoice from Landlord. Tenant shall not be entitled to any abatement or reduction in the amount of Rent payable under this Lease if for any reason Tenant is unable to use the Rooftop Equipment. In no event whatsoever shall the installation, operation, maintenance, or removal of the Rooftop Equipment by Tenant or its agents void, terminate, or invalidate any applicable roof warranty.

(c) Protection. The installation, operation, and removal of the Rooftop Equipment shall be at Tenant’s sole risk. Tenant shall indemnify, defend, and hold Landlord harmless from and against any and all claims, costs, damages, liabilities and expenses (including, but not limited to, attorneys’ fees) of every kind and description that may arise out of or be connected in any way with Tenant’s installation, operation, or removal of the Rooftop Equipment.

(d) Removal. At the expiration or earlier termination of this Lease or the discontinuance of the use of the Rooftop Equipment by Tenant, Tenant shall, at its sole cost and expense, remove the Rooftop Equipment from the Building. Tenant shall leave the portion of the roof where the Rooftop Equipment was located in good order and repair, reasonable wear and tear excepted. If Tenant does not so remove the Rooftop Equipment, Tenant hereby authorizes Landlord to remove and dispose of the Rooftop Equipment and charge Tenant as Additional Rent for all costs and expenses incurred by Landlord in such removal and disposal. Tenant agrees that Landlord shall not be liable for any Rooftop Equipment or related property disposed of or removed by Landlord.

(e) No Interference. The Rooftop Equipment shall not interfere with the proper functioning of any telecommunications equipment or devices that have been installed by Landlord or for any other tenant of the Building before the date of the installation of the Rooftop Equipment. Tenant acknowledges that other tenant(s) may have approval rights over the installation and operation of telecommunications equipment and devices on or about the roof, and that Tenant’s right to install and operate the Rooftop Equipment is subject and subordinate to the rights of such other tenants. Tenant agrees that any other tenant of the Building that currently has or in the future takes possession of any portion of the Building will be permitted to install such telecommunication equipment that is of a type and frequency that will not cause unreasonable interference to the Rooftop Equipment.

(f) Relocation. Landlord shall have the right, at its expense and after 30 days prior notice to Tenant, to relocate the Rooftop Equipment to another site on the roof of the Building as long as such site reasonably meets Tenant’s sight line and interference requirements and does not unreasonably interfere with Tenant’s use and operation of the Rooftop Equipment.

(g) Access. Landlord grants to Tenant the right of ingress and egress on a 24 hour 7 day per week basis to install, operate, and maintain the Rooftop Equipment. Before receiving access to the roof of the Building, Tenant shall give Landlord at least 24 hours’ advance written or oral notice, except in emergency situations, in which case 2 hours’ advance oral notice shall be given by Tenant. Landlord shall supply Tenant with the name, telephone, and pager numbers of the contact individual(s) responsible for providing access during emergencies.

(h) Appearance. If permissible by Legal Requirements, the Rooftop Equipment shall be painted the same color as the Building so as to render the Rooftop. Equipment virtually invisible from ground level.

(i) No Assignment. The right of Tenant to use and operate the Rooftop Equipment shall be personal solely to Tenant, and (i) no other person or entity shall have any right to use or operate the Rooftop Equipment, and (ii) Tenant shall not assign, convey, or otherwise transfer to any person or entity any right, title, or interest in all or any portion of the Rooftop Equipment or the use and operation thereof.

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “First Amendment”) is made as of October 23, 2013, by and between A.R.E. QUEBEC NO. 2, INC., a company incorporated under the Companies Act (Quebec) (“Landlord”), and TENROX INC., a corporation organized under the Canada Business Corporations Act, doing business as Power Steering Software (“Tenant”).

RECITALS

A. Landlord and Tenant are now parties to that certain Lease Agreement dated as of November 5, 2012 (the “Lease”). Pursuant to the Lease, Tenant leases certain premises consisting of approximately 16,987 rentable square feet (the “Premises”) in a building located at 275-531 Armand-Frappier Boulevard, Laval, Quebec, Canada. The Premises are more particularly described in the Lease. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

B. The Base Term of the Lease is scheduled to expire on January 31, 2016.

C. Landlord and Tenant desire, subject to the terms and conditions set forth below, to amend the Lease to, among other things, (1) extend the Base Term of the Lease through January 31, 2017 (“Extended Expiration Date”), and (2) provide Tenant with a tenant improvement allowance to construct certain tenant improvements in the Premises.

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

41. Base Term. The expiration of the Base Term of the Lease is hereby extended through the Extended Expiration Date.

42. Base Rent. Tenant shall continue paying Base Rent as required under the Lease through the Extended Expiration Date.

43. Tenant Improvement Allowance. Landlord shall make available to Tenant a tenant improvement allowance of up to $25,000 in the aggregate (the “TI Allowance”) for the construction and expansion of restrooms located in the Premises (collectively, “Tenant Improvements”). Except as otherwise provided in this Section 3, the TI Allowance shall be available only for the design and construction of Tenant Improvements in the Premises. Tenant acknowledges that upon the expiration of the Term of the Lease, the Tenant Improvements shall become the property of Landlord and may not be removed by Tenant. Notwithstanding anything to the contrary contained herein, the TI Allowance shall not be used to purchase any furniture, personal property or other non-Building system materials or equipment, including, but not limited to, Tenant’s voice or data cabling, non-ducted biological safety cabinets and other scientific equipment not incorporated into the Premises. Except for the TI Allowance, Tenant shall be solely responsible for all of the costs of the Tenant Improvements. The Tenant Improvements shall be treated as Alterations and shall be undertaken pursuant to Section 12 of the Lease. The contractor for the Tenant Improvements shall be selected by Tenant, subject to Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed. Prior to the commencement of the Tenant Improvements, Tenant shall deliver to Landlord a copy of any contract with Tenant’s contractors, and certificates of insurance from any contractor performing any part of the Tenant Improvements evidencing industry standard commercial general liability, automotive liability, “builder’s risk”, and workers’ compensation insurance. Tenant shall cause the general contractor to provide a certificate of insurance naming Landlord, Alexandria Real Estate Equities, Inc., and Landlord’s lender (if any) as additional insureds for the general contractor’s liability coverages required above.

During the course of design and construction of the Tenant Improvements, Landlord shall reimburse Tenant for the cost of the Tenant Improvements once a month against a draw request in Landlord’s standard form, containing evidence of payment of the applicable costs and such certifications, lien waivers (including a conditional lien release for each progress payment and unconditional lien releases for the prior month’s progress payments), inspection reports and other matters as Landlord customarily obtains, to the extent of Landlord’s approval thereof for payment, no later than 30 days following receipt of such draw request. Upon completion of Tenant Improvements (and prior to any final disbursement of the TI Allowance) Tenant shall deliver to Landlord the following items: (i) sworn statements setting forth the names of all contractors and subcontractors who did work on the Tenant Improvements and final lien waivers from all such contractors and subcontractors; and (ii) “as built” plans for the Tenant Improvements. Notwithstanding the foregoing, if the cost of the Tenant Improvements exceeds the TI Allowance, Tenant shall be required to pay such excess in full prior to Landlord having any obligation to fund any of the TI Allowance. The TI Allowance shall only be available for use by Tenant for the construction of the Tenant Improvements in the Premises until the date that is 6 months after the mutual execution and delivery of this First Amendment by the parties, and any portion of TI Allowance which has not been disbursed by Landlord on or before until the date that is 6 months after the mutual execution and delivery of this First Amendment by the parties shall be forfeited and not be available for use by Tenant.

44. Early Termination Right. Section 2(c) of the Lease is hereby deleted and is null and void and of no further force or effect.

45. Brokers. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with the transaction reflected in this First Amendment and that no Broker brought about this transaction. Landlord and Tenant each hereby agrees to indemnify and hold the other harmless from and against any claims by any Broker, other than the broker, if any named in this First Amendment, claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this First Amendment.

46. Language. The parties hereby confirm their express wish that this First Amendment and all documents and agreements directly and indirectly related thereto, including notices, be drawn up in English. Les parties reconnaissent leur volonté expresse que la présente convention ainsi que tous les documents et conventions qui s’y rattachent directement ou indirectement , y compris les avis, soient rédigés en langue anglaise.”

47. Miscellaneous.

(a) This First Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This First Amendment may be amended only by an agreement in writing, signed by the parties hereto.

(b) This First Amendment is binding upon and shall inure to the benefit of the parties hereto, and their respective successors and assigns.

(c) This First Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this First Amendment attached thereto.

(d) Except as amended and/or modified by this First Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this First Amendment. In the event of any conflict between the provisions of this First Amendment and the provisions of the Lease, the provisions of this First Amendment shall prevail. Whether or not specifically amended by this First Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this First Amendment.

[Signatures are on the next page.]

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the day and year first above written.

LANDLORD:

A.R.E. QUEBEC NO. 2, INC., a company incorporated under the Companies Act (Quebec)

By:	/s/ Jackie Clem

Name:	Jackie Clem

Title:	VP Real Estate Legal Affairs

TENANT:

TENROX INC., A corporation organized under the Canada Business Corporation Act, doing business as Power Steering Software

By:	/s/ Ara Israilian

Name:	Ara Israilian

Title:	VP of Operations